UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

TESSCO Technologies Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 14, 2008

Dear TESSCO Team Member:

Because you own shares of TESSCO stock through our 401k Plan, you have previously received proxy material for our upcoming Annual Meeting of Shareholders to be held on July 24, 2008.  Our Board of Directors has unanimously recommended that all shareholders return the enclosed proxy card voting FOR all of the Items.

Your vote is very important, no matter how many or how few shares you may own.  If you haven’t done so already, please vote TODAY by completing and signing the attached proxy card and returning it either by fax to 212-750-5799 or by emailing an electronic copy to mbrinn@innisfreema.com.  Thank you.

Very truly yours,

David M. Young

Corporate Secretary

11126 McCormick Road	Hunt Valley, Maryland
21031-1494 USA
TEL 410 229 1000	FAX 410 527 0005	WEB www.tessco.com

TESSCO Technologies Incorporated

11126 McCormick Road

Hunt Valley, Maryland 21031

July 14, 2008

Dear TESSCO Shareholder:

We have previously sent to you proxy material for the Annual Meeting of TESSCO Technologies Incorporated Shareholders to be held on July 24, 2008.  Your Board of Directors has unanimously recommended that shareholders return the enclosed proxy card voting FOR all of the Items.

As we previously disclosed in additional definitive proxy soliciting materials filed with the Securities and Exchange Commission on July 7, 2008, the 470,000 shares that TESSCO recently repurchased from Brightpoint, Inc. will not be counted for quorum purposes and will not be voted at our annual meeting.  Since approval of Proposals 2, 3 and 4 at our annual meeting requires the affirmative vote of a majority of the votes cast, your vote is important, no matter how many or how few shares you may own.  Whether or not you have already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

David M. Young

Corporate Secretary

REMEMBER:

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on the enclosed card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.